EXHIBIT 12

                          FLORIDA POWER & LIGHT COMPANY
                              COMPUTATION OF RATIOS

                                                                                               Three Months Ended
                                                                                                 March 31, 1996
                                                                                             (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
Earnings, as defined:
  Net income ................................................................................      $107,153
  Income taxes ..............................................................................        56,751
  Fixed charges, as below ...................................................................        68,270

    Total earnings, as defined ..............................................................      $232,174

Fixed charges, as defined:
  Interest expense ..........................................................................      $ 64,248
  Rental interest factor ....................................................................         1,397
  Fixed charges included in nuclear fuel cost ...............................................         2,625

    Total fixed charges, as defined .........................................................      $ 68,270

Ratio of earnings to fixed charges ..........................................................          3.40




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND DIVIDEND REQUIREMENTS ON PREFERRED STOCK

Earnings, as defined:
  Net income ................................................................................      $107,153
  Income taxes ..............................................................................        56,751
  Fixed charges, as below ...................................................................        68,270

    Total earnings, as defined ..............................................................      $232,174

Fixed charges, as defined:
  Interest expense ..........................................................................      $ 64,248
  Rental interest factor ....................................................................         1,397
  Fixed charges included in nuclear fuel cost ...............................................         2,625

    Total fixed charges, as defined .........................................................        68,270

Non-tax deductible dividend requirements on preferred stock .................................         6,434
Ratio of income before income taxes to net income ...........................................          1.53

Dividend requirements on preferred stock before income taxes ................................         9,844

Combined fixed charges and dividend requirements on preferred stock .........................      $ 78,114

Ratio of earnings to combined fixed charges and dividend requirements on preferred stock ....          2.97